UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 30, 2017

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On January 30, 2017, Chugach Electric Association, Inc. issued a joint press release with the Municipality of Anchorage d/b/a Municipal Light & Power and Matanuska Electric Association, Inc. regarding the utilities’ Power Pooling and Joint Dispatch Agreement (Agreement).

The Agreement allows the participating utilities to buy and sell power when it is more economic than generating their own. This collaboration facilitates the economic dispatch of power across the three utilities. The goal is to operate the most efficient electrical generation resources available, regardless of location or ownership.

The benefits for the utilities and their customers of power pooling and economic dispatch of power include reduced cost of power, reduced gas usage, reduced CO2 emissions, potential improvement for integration of variable power, and expected additional efficiencies from regional generation and transmission planning. The utilities estimate power pooling will save between $12 million to $16 million a year in fuel and operations and maintenance costs, and reduce CO2 emissions by between 90 to 120 tons per year.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
99	Press release announcing Power Pooling and Joint Dispatch Agreement between the Registrant and Municipality of Anchorage d/b/a Municipal Light& Power and Matanuska Electric Association, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 30, 2017		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Lee D. Thibert
Lee D. Thibert
Chief Executive Officer